UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): June 30, 2005

FASTENTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Commission File Number: 333-108365

Delaware	52-2225101
(State of Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8500 Normandale Lake Boulevard

Suite 1230

Minneapolis, MN 55437

(Address of Principal Executive Offices, Including Zip Code)

(952) 921-2090

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

FastenTech, Inc. (the “Company”) is filing this Current Report on Form 8-K to report the acquisition by its indirect wholly-owned subsidiary of substantially all of the assets (the “Assets”) of Ogre Holdings, Inc. (f/k/a Acraline Products, Inc.), an Indiana corporation (“Ogre Holdings”), from Ogre Holdings and the stockholders of Ogre Holdings.

On June 30, 2005, Acraline Products, Inc. (“Acraline”), a Delaware corporation and an indirect wholly-owned subsidiary of the Company, acquired the Assets pursuant to an asset purchase agreement for $32.0 million in cash plus a $5.0 million subordinated discount note due January 3, 2006 and a $3.0 million subordinated note at 4.25% interest due January 3, 2007.

Pursuant to the asset purchase agreement, Acraline acquired substantially all of Ogre Holdings’ assets associated with the business of the design, fabrication and assembly of, and the selling and consulting in regard to, the design, fabrication and assembly of combustion liners, transition ducts, fuel nozzles, flow sleeves, impingement shields, end caps/covers, casings and annular combustors utilized in land based and aerospace gas turbine engines and the business activities incidental thereto.

The acquisition of the Assets was financed with borrowings under the Company’s revolving credit facility.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTENTECH, INC.

Date: July 7, 2005	By:	/s/ Michael R. Elia
Michael R. Elia
Senior Vice President and Chief Financial Officer